Exhibit 99.1

Sirona Reports Fiscal 2016 First Quarter Results

•	First quarter revenues of $304.2 million, up 11.6% local currency* and up 3.8% as reported compared to prior year.

•	First quarter non-GAAP adjusted EPS* of $0.99, up 3.1% compared to $ 0.96 in the prior year. First quarter diluted earnings per share of $0.91 on a GAAP reported basis compared to $0.82 in the prior year.

•	Management expects the merger of Sirona and DENTSPLY International Inc. to close in the first calendar quarter of 2016.

Long Island City, New York, February 8, 2016 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended December 31, 2015.

First Quarter Fiscal 2016 vs. First Quarter Fiscal 2015 Financial Results

Revenue was $304.2 million, an increase of $11.2 million or up 3.8% reported (and up 11.6% on a local currency basis). In local currencies, internally generated sales increased 8.2% and acquisition growth was 3.4%. The Company's business segments performed as follows: CAD/CAM Systems increased 25.9% (up 33.8% on a local currency basis with internally generated sales growth of 23.5% and acquisition growth of 10.3%), Imaging Systems decreased 2.6% (up 2.8% on a local currency basis), Treatment Centers decreased 9.4% (up 1.3% on a local currency basis), and Instruments decreased 19.2% (down 8.6% on a local currency basis).

Revenue in the United States increased 20.9% and revenues outside the United States decreased 5.6% (up 6.5% local currency). The U.S. generated internal sales growth of 11.2% driven by strong demand for our CAD/CAM Systems and acquisition growth of 9.7%. Sales growth in international markets was broad based.

Gross profit was $174.0 million, up $11.1 million. Gross profit margin was 57.2% in the first quarter of Fiscal 2016, compared to 55.6% in the prior year. The increase in the gross profit margin was mainly due to the benefit of foreign exchange effects as well as reduced amortization and depreciation expense resulting from the step-up to fair values of tangible and intangible assets.

Net income attributable to Sirona Dental Systems, Inc. for the first quarter of 2016 was $51.3 million, or $0.91 per diluted share, versus $46.0 million, or $0.82 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the first quarter of 2016 was

 * Non-GAAP adjusted EPS and local currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

$0.99 compared to $0.96 in the prior year quarter, or an increase of 3.1%. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At December 31, 2015, the Company had cash and cash equivalents of $485.0 million and total debt of $57.8 million, resulting in net cash of $427.2 million. This compares to net cash of 437.6 million at September 30, 2015. This decrease was primarily driven by debt repayment and foreign exchange fluctuations.

Jeffrey Slovin, President and CEO of Sirona commented: “During the first quarter, the U.S. was our fastest growing region driven by strong demand for CEREC and our Orthophos SL. International growth was broad based, with contributions from both Europe and Rest of World markets. The Sirona team stayed focused on executing on our strategy and delivered solid results for the quarter.”

Mr. Slovin continued: “CAD/CAM posted an outstanding quarter with organic growth of 23.5%. Single visit dentistry is gaining momentum in the marketplace and will be continue to be a driver for years to come. Merging with DENTSPLY to create The Dental Solutions CompanyTM will best position us to accelerate adoption of digital dentistry as we deliver differentiated, fully integrated solutions to improve the lives of dental professionals, labs and patients.”

Merger Update

On September 15, 2015, Sirona and DENTSPLY International Inc. entered into an Agreement and Plan of Merger and announced a merger of equals between the two companies. Mr. Slovin commented, "Supported by an overwhelming majority of our shareholders, we continue to actively pursue the remaining regulatory approvals required to complete the merger and expect the transaction to close in the first calendar quarter of 2016.”

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as "may," "could," "estimate," "will," "believe," "anticipate," "think," "intend," "expect," "project," "plan," "target," "forecast", and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental products and services, pricing, future sales volume of the Company's products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov . This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended
	December 31,
(In millions, except for share and per share amounts) (Unaudited)	2015	2014
REVENUE	$304.2	$293.0
Cost of goods sold	(130.2)	(130.1)
GROSS PROFIT	174.0	162.9
Selling, general and administrative expense	(96.4)	(87.8)
Research and development expense	(13.3)	(14.8)
Net other operating income (loss)	2.4	2.5
OPERATING INCOME	66.7	62.8
Gain (loss) on foreign currency transactions	2.9	(2.2)
Gain (loss) on derivative instruments	(1.0)	0.4
Interest income (expense)	(0.9)	(0.9)
Other income (expense)	(0.4)	0.7
INCOME BEFORE TAXES	67.3	60.8
Income tax benefit (expense)	(15.5)	(14.0)
NET INCOME	51.8	46.8
Net (income) loss attributable to noncontrolling interests	(0.5)	(0.8)
NET INCOME ATTRIBUTABLE TO SIRONA DENTAL SYSTEMS, INC.	$51.3	$46.0

INCOME PER SHARE (attributable to Sirona Dental Systems, Inc. common shareholders)
Basic	$0.92	$0.83
Diluted	$0.91	$0.82
Weighted average shares - basic	55,914,865	55,416,418
Weighted average shares - diluted	56,513,670	56,290,177

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	September 30,
(In millions, except for share and par value amounts) (Unaudited)	2015	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$485.0	$517.8
Restricted cash	0.5	0.6
Accounts receivable, net of allowance for doubtful accounts	192.9	154.9
of $1.7 and $1.4, respectively
Inventories, net	131.9	129.4
Deferred tax assets	27.3	26.0
Prepaid expenses and other current assets	28.8	33.7
Income tax receivable	9.4	14.2
TOTAL CURRENT ASSETS	875.8	876.6
Property, plant and equipment, net of accumulated depreciation	202.7	208.3
of $196.3 and $191.4, respectively
Goodwill	572.9	585.9
Restricted cash	0.5	0.5
Intangible assets, net of accumulated amortization	207.3	216.8
of $490.6 and $495.6, respectively
Other non-current assets	2.6	3.3
Deferred tax assets	11.5	10.9
TOTAL ASSETS	$1,873.3	$1,902.3

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$49.2	$65.3
Short-term financial liabilities	53.1	23.1
Income taxes payable	17.7	14.8
Deferred tax liabilities	0.4	0.7
Accrued liabilities and deferred income	182.9	191.2
TOTAL CURRENT LIABILITIES	303.3	295.1
Long-term financial liabilities	4.7	57.1
Deferred tax liabilities	96.5	100.5
Other non-current liabilities	20.2	21.5
Pension related provisions	60.4	62.4
Deferred income	21.0	24.8
TOTAL LIABILITIES	506.1	561.4
SHAREHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized;	0	0
none issued and outstanding)
Common stock ($0.01 par value; 95,000,000 shares authorized;	0.6	0.6
58,415,061 shares issued; 55,943,562 shares outstanding at Dec. 31, 2015; 58,367,468 shares issued; 55,895,969 shares outstanding at Sept. 30, 2015)
Additional paid-in capital	705.9	702.6

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Treasury stock, at cost	(132.0)	(132.0)
2,471,499 shares held at cost at Dec. 31, 2015; 2,471,499 shares held at cost at Sept. 30, 2015
Retained earnings	998.1	946.1
Accumulated other comprehensive income (loss)	(208.5)	(179.1)
TOTAL SIRONA DENTAL SYSTEMS, INC. SHAREHOLDERS' EQUITY	1,364.1	1,338.2
NONCONTROLLING INTERESTS	3.1	2.7
TOTAL SHAREHOLDERS' EQUITY	1,367.2	1,340.9
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,873.3	$1,902.3

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended
	December 31,
(In millions) (Unaudited)	2015	2014
OPERATING ACTIVITIES
NET INCOME	$51.8	$46.8
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Depreciation and amortization	15.9	17.9
(Gain) loss on derivative instruments and foreign currency transactions	(1.9)	1.8
Deferred income taxes	(4.1)	(4.6)
Share-based compensation expense	4.2	3.1
Other adjustments	0.1	0.1
TOTAL ADJUSTMENTS TO RECONCILE NET INCOME TO OPERATING CASH FLOWS	14.2	18.3
CHANGES IN ASSETS AND LIABILITIES
Accounts receivable	(40.8)	(44.2)
Inventories	(5.1)	(8.6)
Trade accounts payable	(14.6)	(12.2)
Other current and non-current assets	4.8	2.5
Other current and non-current liabilities	(9.0)	(2.5)
Current income taxes	8.0	4.1
EFFECT OF CHANGES IN ASSETS AND LIABILITIES ON OPERATING CASH FLOWS	(56.7)	(60.9)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	9.3	4.2
INVESTING ACTIVITIES
Investment in property, plant and equipment	(11.0)	(12.3)
Proceeds from sale of property, plant and equipment	0.5	(0.1)
Purchase of intangible assets	-	(0.2)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(10.5)	$(12.6)

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended
	December 31,
(In millions) (Unaudited)	2015	2014
FINANCING ACTIVITIES
Repayments of short-term and long-term debt	$(22.6)	$-
Purchase of treasury stock	-	(1.2)
Common shares issued under share based compensation plans	0.2	2.1
Tax effect of common shares issued under share based compensation plans	(1.2)	(0.5)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(23.6)	0.4
CHANGE IN CASH AND CASH EQUIVALENTS	(24.8)	(8.0)
Effect of exchange rate change on cash and cash equivalents	(8.0)	(6.7)
Cash and cash equivalents at beginning of period	517.8	382.8
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$485.0	$368.1

SUPPLEMENTAL INFORMATION
GENERAL
Interest paid	$0.9	$0.4
Interest capitalized	0.1	0.1
Income taxes paid	10.7	10.9

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	December 31, 2015
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$51.3	$0.91
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$5.4	$1.3	4.1
(Gain) loss on foreign currency transactions, net	(2.9)	(0.7)	(2.2)
(Gain) loss on derivative instruments	1.0	0.2	0.8
Other items:
Merger and acquisition-related expenses	2.1	-**	2.1
Management Transition	0.1	-	0.1
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$56.2	$0.99
* tax impact calculated using estimated effective tax rate of 23% **minimal tax impact

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	December 31, 2014
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$46.0	$0.82
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$7.0	$1.6	5.4
(Gain)/loss on foreign currency transactions, net	2.2	0.5	1.7
(Gain)/loss on derivative instruments	(0.4)	(0.1)	(0.3)
Other items:
Merger and acquisition-related expenses	1.1	0.2	0.9
Management Transition	0.2	0.1	0.1
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$53.8	$0.96
* tax impact calculated using estimated effective tax rate of 23%

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, gain/loss on foreign currency transactions, gain/loss on derivative instruments, any related tax effects, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges and income related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Local Currency: Certain revenue information is presented on a local currency basis (“Local Currency”). This information is a non-GAAP financial measure. Sirona supplementally presents this revenue information because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates Local Currency revenue growth by comparing current-period local revenues to prior-period local revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the prior period.